Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL  OFFICER
UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Cybrdi Inc. (“We") for the period ended September 30, 2010 as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Xue Bu, the principal financial officer of us, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of us

Date:  November 22, 2010

/s/ Xue Bu
Name: Xue Bu, Principal Financial Officer